EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.033-55425, 333-22355, 333-101455 and 333-208501), Form S-8 (No. 033-58347, 333-49280, 333-136083, 333-136086, 333-146932, 333-148995, 333-175260 and 333-195331) and Form S-4 (No. 333-82049) of Honeywell International Inc. of our report dated February 13, 2015 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
February 12, 2016